Exhibit 99.1

ATSG Reports First Quarter 2024 Results

Raises 2024 Financial Outlook

Expands and Extends Flying Agreement with Amazon

WILMINGTON, OH, May 6, 2024 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body freighter aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the first quarter ended March 31, 2024. Those results, as compared with the same period in 2023, were as follows:

First Quarter Results

•	Revenues $486 million, down 3%
•	GAAP Earnings per Share (diluted) from Continuing Operations $0.13, down $0.12
•	GAAP Pretax Earnings from Continuing Operations $12.4 million, down $14.1 million
•	Adjusted Pretax* Earnings $15.2 million, down $22.6 million
•	Adjusted EPS* $0.16, down $0.20
•	Adjusted EBITDA* $127.3 million, down 8%

Earlier today, ATSG announced agreements to operate ten additional Boeing 767 freighters for Amazon.com Services LLC by the end of 2024, and to extend their commercial flying agreement to May 2029, with mutual extension rights for five additional years.  The agreement includes the award to Amazon of an additional 2.9 million warrants to purchase ATSG common shares and changes to the terms of existing warrants already held by Amazon, as described in the Form 8-K we will file.

Joe Hete, chairman and chief executive officer of ATSG, said, "I am proud of the focus and execution of the entire ATSG team as we continue to navigate a challenging market. The changes to our Amazon arrangement announced earlier today are a testament to the high quality of service we provide to our customer. Our priorities remain safe operations, customer satisfaction, cost control, and disciplined capital allocation. We completed the conversion and delivery of four 767-300 freighters to customers in the quarter. Additionally, we have customer interest in other aircraft we have available for lease. We are focused on generating positive cash flow in 2024 and are off to a strong start in the first quarter, having generated $15 million in Free Cash Flow*."

* Adjusted EPS (Earnings per Share), Adjusted Pretax Earnings, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Free Cash Flow, and Adjusted Free Cash Flow are non-GAAP financial measures and are defined and reconciled to the most directly comparable financial measures calculated and presented in accordance with GAAP at the end of this release.

Segment Results

Cargo Aircraft Management (CAM)

•	Aircraft leasing and related revenues decreased 7% for the first quarter, reflecting the benefit of revenues from fifteen additional freighter leases, including twelve additional 767-300s and three Airbus A321-200s since the end of March 2023. These leases were more than offset by the returns of twelve 767-200 freighters and four 767-300 freighters over that same period. Revenue reductions associated with the 767-200 fleet include the effect of fewer cycles operated by lessees under our 767-200 engine power program. Excluding the revenues from that program, segment revenues would have been flat versus the prior-year quarter.
•	CAM’s first quarter pretax earnings decreased $21 million, or 61%, to $13 million versus the prior-year quarter. The biggest driver of the year-over-year decrease was the previously mentioned reduction in 767-200 freighter lease and engine power program revenues. Segment interest expense and depreciation both increased by $5 million versus the prior-year quarter.
•	CAM deployed four newly converted 767-300 freighters to external lessees during the quarter. Three 767-200 freighters and one 767-300 freighter were returned upon lease expiration, with the 767-300 and one of the 767-200s subsequently leased to ABX Air. At the end of the first quarter, ninety CAM-owned freighter aircraft were leased to external customers, two fewer than a year ago.
•	Twenty-four CAM-owned aircraft were in or awaiting conversion to freighters at the end of the first quarter, three fewer than at the end of the prior-year quarter. This included thirteen 767s, six A321s, and five A330s.

ACMI Services

•	Pretax loss was $3 million in the first quarter, versus a loss of $2 million in the first quarter of 2023. For the quarter, interest expense increased by $0.5 million.
•	Revenue block hours for ATSG's airlines decreased 3% versus the prior-year quarter. The decrease included three fewer aircraft in service than a year ago. Cargo block hours decreased 3% for the first quarter, driven by a mix of routes that included more domestic and less international flying than a year ago. Passenger block hours were flat in the quarter, as more charter flying hours for Omni Air International offset fewer flying hours for the military versus the prior-year quarter.

2024 Outlook

Taking into account the flying opportunities from ten more Amazon 767 freighters, ATSG expects Adjusted EBITDA of approximately $516 million in 2024, an increase of $10 million from the outlook provided in February 2024. This forecast excludes any contribution from additional aircraft leases or flying opportunities not currently under contractual commitment. This projection assumes the startup of all ten Amazon-provided 767-300s prior to December 1, 2024, and costs associated with bringing them into service and adding over 50 additional pilots at ABX Air. The Company continues to see the potential for additional Adjusted EBITDA from new lease commitments for available aircraft and opportunities for additional flying.

Capital spending expectations for 2024 remain unchanged at $410 million, down $380 million from 2023. ATSG's total projected capital spend includes growth capital of $245 million.

The projection for Adjusted EPS remains unchanged at 55 cents to 80 cents diluted for 2024, assuming a stable share count at current levels.

Hete concluded, “We have made significant progress toward achieving positive free cash flow in 2024.  The expansion of our flying agreement with Amazon should only help reach that goal. Our amended agreement also provides opportunity for a combination of up to ten lease extensions and/or additional assigned aircraft, beyond the initial ten we will bring into service this year.  Furthermore, CAM is well-positioned to lease additional freighters to other customers with minimal incremental capital investment as market demand improves. We look forward to further cash flow improvement next year, with increased Adjusted EBITDA and even lower capex."

Non-GAAP Financial Measures

This release, including the attached tables reconciling results to Generally Accepted Accounting Principles ("GAAP") in the United States, contains financial measures that are not calculated and presented in accordance with GAAP ("non-GAAP financial measures"), as further described in such tables. Management uses these non-GAAP financial measures to evaluate historical results and project future results. Management believes that these non-GAAP financial measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP financial measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP and may be calculated differently by other companies.

The historical non-GAAP financial measures included in this release are reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP in the non-GAAP reconciliation tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA or Adjusted EPS, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because it is unable to predict with reasonable accuracy the value of certain adjustments and as a result, the comparable GAAP measures are unavailable without unreasonable efforts. For example, certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis, including its earnings per share on a GAAP basis, and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on, among other things, the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain. As a result, the Company believes such reconciliations of forward-looking information would imply a degree of precision and certainty that could be confusing to investors.

Conference Call

ATSG will host an investor conference call on Tuesday, May 7, 2024, at 10 a.m. Eastern Time to review its results for the first quarter of 2024, and its outlook for the remainder of the year. Live call participants must register via this link, which is also available at ATSG’s website (www.atsginc.com) under “Investors” and “Presentations.” Once registered, call participants will receive dial-in numbers and a unique Personal Identification Number (PIN) that must be entered to join the live call. Listen-only access to live and replay versions of the call, including slides, will be available via a webcast link at the same ATSG website location. Slides that accompany management’s discussion of first-quarter results may be downloaded from there starting shortly before the start of the call at 10 a.m.

About ATSG

ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Cautionary Note on Forward-Looking Statements

Throughout this release, Air Transport Services Group, Inc. (“ATSG") makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended (the “Act”). Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve inherent risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and levels of assets under management, technological developments, economic trends, expected transactions and similar matters. The words “may,” “believe,” “expect,” “anticipate,” “target,” “goal,” “project,” “estimate,” “guidance,” “forecast,” “outlook,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend” and variations of such words and similar expressions identify forward-looking statements. Similarly, descriptions of ATSG’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements are susceptible to a number of risks, uncertainties and other factors. While ATSG believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, ATSG’s actual results and experiences could differ materially from the anticipated results or other expectations expressed in its forward-looking statements. A number of important factors could cause ATSG's actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) unplanned changes in the market demand for our assets and services, including the loss of customers or a reduction in the level of services we perform for customers; (ii) our operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; (iv) fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; (v) the number, timing, and scheduled routes of our aircraft deployments to customers; (vi) our ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints both within and outside the United States, which may be more severe or persist longer than we currently expect; (viii) the impact of the current competitive labor market, which could restrict our ability to fill key positions; (ix) changes in general economic and/or industry-specific conditions, including inflation and regulatory changes; and (x) other uncontrollable factors such as geopolitical tensions or conflicts and human health crises. Other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements are discussed in “Risk Factors” in Item 1A of ATSG's Form 10-K and are contained from time to time in its other filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. New risks and uncertainties arise from time to time, and factors that ATSG currently deems immaterial may become material, and it is impossible for ATSG to predict these events or how they may affect it. These forward-looking statements were based only on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. ATSG does not endorse any projections regarding future performance that may be made by third parties.

Contact:

Quint Turner, ATSG Inc. Chief Financial Officer

937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
REVENUES	$485,517	$501,095

OPERATING EXPENSES
Salaries, wages and benefits	171,482	176,715
Depreciation and amortization	90,380	84,728
Maintenance, materials and repairs	49,883	43,833
Fuel	63,545	66,755
Contracted ground and aviation services	15,706	17,788
Travel	30,446	29,553
Landing and ramp	4,030	4,124
Rent	7,532	8,112
Insurance	2,736	2,548
Other operating expenses	16,773	19,516
	452,513	453,672
OPERATING INCOME	33,004	47,423
OTHER INCOME (EXPENSE)
Interest income	239	215
Non-service component of retiree benefit costs	(1,085)	(3,218)
Net gain (loss) on financial instruments	2,355	(1,740)
Loss from non-consolidated affiliate	(79)	(406)
Interest expense	(21,988)	(15,705)
	(20,558)	(20,854)
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	12,446	26,569
INCOME TAX EXPENSE	(3,827)	(6,428)
EARNINGS FROM CONTINUING OPERATIONS	8,619	20,141
EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAXES	—	—
NET EARNINGS	$8,619	$20,141

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.13	$0.28
Diluted	$0.13	$0.25

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	64,973	71,802
Diluted	67,235	83,057

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,181	$53,555
Accounts receivable, net of allowance of $1,193 in 2024 and $1,065 in 2023	219,946	215,581
Inventory	49,847	49,939
Prepaid supplies and other	22,386	26,626
TOTAL CURRENT ASSETS	315,360	345,701

Property and equipment, net	2,866,335	2,820,769
Customer incentive	57,049	60,961
Goodwill and acquired intangibles	479,874	482,427
Operating lease assets	49,140	54,060
Other assets	123,979	118,172
TOTAL ASSETS	$3,891,737	$3,882,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$249,828	$227,652
Accrued salaries, wages and benefits	55,271	56,650
Accrued expenses	9,786	10,784
Current portion of debt obligations	54,768	54,710
Current portion of lease obligations	18,947	20,167
Unearned revenue	31,075	30,226
TOTAL CURRENT LIABILITIES	419,675	400,189
Long term debt	1,663,006	1,707,572
Stock warrant obligations	1,626	1,729
Post-retirement obligations	17,504	19,368
Long term lease obligations	31,250	34,990
Other liabilities	89,235	64,292
Deferred income taxes	288,016	285,248

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 65,702,385 and 65,240,961 shares issued and outstanding in 2024 and 2023, respectively	657	652
Additional paid-in capital	838,402	836,270
Retained earnings	597,828	589,209
Accumulated other comprehensive loss	(55,462)	(57,429)
TOTAL STOCKHOLDERS’ EQUITY	1,381,425	1,368,702
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,891,737	$3,882,090

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended
	March 31,
	2024	2023

OPERATING CASH FLOWS	$126,420	$216,378

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(71,895)	(164,608)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(30,426)	(54,193)
Proceeds from property and equipment	895	9,860
Acquisitions and investments in businesses	(9,800)	(800)
TOTAL INVESTING CASH FLOWS	(111,226)	(209,741)

FINANCING ACTIVITIES:
Principal payments on secured debt	(140,105)	(25,214)
Proceeds from revolver borrowings	95,000	105,000
Payments for financing costs	—	(484)
Purchase of common stock	—	(21,918)
Taxes paid for conversion of employee awards	(463)	(1,553)
TOTAL FINANCING CASH FLOWS	(45,568)	55,831

NET INCREASE (DECREASE) IN CASH	$(30,374)	$62,468

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$53,555	$27,134
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$23,181	$89,602

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

PRETAX EARNINGS FROM CONTINUING OPERATIONS AND ADJUSTED PRETAX EARNINGS SUMMARY

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended
	March 31,
	2024	2023
Revenues
CAM
Aircraft leasing and related revenues	$108,645	$117,074
Lease incentive amortization	(3,096)	(5,030)
Total CAM	105,549	112,044
ACMI Services	323,824	334,127
Other Activities	109,040	110,588
Total Revenues	538,413	556,759
Eliminate internal revenues	(52,896)	(55,664)
Customer Revenues	$485,517	$501,095

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	13,409	34,200
ACMI Services, inclusive of interest expense	(3,485)	(2,411)
Other Activities	2,307	654
Net, unallocated interest expense	(976)	(510)
Non-service components of retiree benefit costs	(1,085)	(3,218)
Net gain (loss) on financial instruments	2,355	(1,740)
Loss from non-consolidated affiliates	(79)	(406)
Earnings from Continuing Operations before Income Taxes (GAAP)	$12,446	$26,569

Adjustments to Pretax Earnings from Continuing Operations
Add customer incentive amortization	3,912	5,822
Add loss from non-consolidated affiliates	79	406
Less net (gain) loss on financial instruments	(2,355)	1,740
Less non-service components of retiree benefit costs	1,085	3,218
Add net charges for hangar foam incident	—	41
Adjusted Pretax Earnings (non-GAAP)	$15,167	$37,796

Adjusted Pretax Earnings (non-GAAP) excludes certain items included in GAAP-based Pretax Earnings (Loss) from Continuing Operations before Income Taxes because these items are distinctly different in their predictability among periods, or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended
	March 31,
	2024	2023

Earnings (Loss) from Continuing Operations Before Income Taxes	$12,446	$26,569
Interest Income	(239)	(215)
Interest Expense	21,988	15,705
Depreciation and Amortization	90,380	84,728
EBITDA from Continuing Operations (non-GAAP)	$124,575	$126,787
Add customer incentive amortization	3,912	5,822
Add start-up loss from non-consolidated affiliates	79	406
Less net (gain) loss on financial instruments	(2,355)	1,740
Less non-service components of retiree benefit costs	1,085	3,218
Add net charges for hangar foam fire suppression system discharge	—	41

Adjusted EBITDA (non-GAAP)	$127,296	$138,014

Management uses Adjusted EBITDA (non-GAAP, defined below) to assess the performance of the Company's operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. To improve comparability between periods, the adjustments also exclude from EBITDA from Continuing Operations the recognition of charges related to the discharge of a foam fire suppression system in a Company aircraft hangar, net of related insurance recoveries. Management presents EBITDA from Continuing Operations (defined below), a commonly referenced metric, as a subtotal toward calculating Adjusted EBITDA.

EBITDA from Continuing Operations (non-GAAP) is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs, amortization of warrant-based customer incentive costs recorded in revenue, charge off of debt issuance costs upon refinancing, costs from non-consolidated affiliates and charges related to the discharge of a foam fire suppression system, net of insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CASH FLOWS

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended
	March 31,
	2024	2023

NET CASH FLOWS FROM OPERATING ACTIVITIES (GAAP)	$126,420	$216,378
Sustaining capital expenditures	(30,426)	(54,193)
ADJUSTED FREE CASH FLOW (non-GAAP)	$95,994	$162,185
Aircraft acquisitions and freighter conversions	(71,895)	(164,608)
Proceeds from property and equipment	895	9,860
Acquisitions and investments in businesses	(9,800)	(800)
FREE CASH FLOW (non-GAAP)	$15,194	$6,637

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operating activities net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Free Cash Flow (non-GAAP) is net cash from operating activities reduced for net cash flows from investing activities.  Management believes that adjusting GAAP operating cash flows is useful for investors to evaluate the company's ability to generate adjusted free cash flow for growth initiatives, debt service, stock buy-backs or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings Per Share, both non-GAAP financial measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below among periods.

	Three Months Ended
	March 31, 2024		March 31, 2023
	$	$ Per Share	$	$ Per Share

Earnings from Continuing Operations - basic (GAAP)	$8,619		$20,141
Gain from warrant revaluation, net tax[1]	—		(108)
Convertible notes interest charges, net of tax [2]	159		776
Earnings from Continuing Operations - diluted (GAAP)	8,778	0.13	20,809	$0.25
Adjustments, net of tax
Customer incentive amortization[3]	2,993	0.04	4,546	0.06
Non-service component of retiree benefits4	830	0.01	2,513	0.03
Derivative and warrant revaluation[5]	(1,802)	(0.02)	1,466	0.02
Loss from affiliates[6]	60	—	317	—
Hangar foam incident[7]	—	—	32	—
Adjusted Earnings and Adjusted Earnings Per Share (non-GAAP)	$10,859	$0.16	$29,683	$0.36

	Shares		Shares
Weighted Average Shares - diluted[1]	67,235		83,057

Adjusted Earnings and Adjusted Earnings Per Share should not be considered as alternatives to Earnings (Loss) from Continuing Operations, Weighted Average Shares - diluted or Earnings (Loss) Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

1.

Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For each quarter, additional shares assumes that Amazon net settled its remaining warrants that were above the strike price. Each year reflects an average of the quarterly shares.

2.

Under U.S. GAAP, certain types of convertible debt are treated under the "if-convert method" if dilutive for EPS. Stock-based compensation awards are treated under the "treasury stock method" if dilutive for EPS. The non-GAAP presentation adds the dilutive effects that were excluded under GAAP.

3.	Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.	Removes the non-service component effects of employee post-retirement plans.
5.	Removes gains and losses from financial instruments, including derivative interest rate instruments and warrant revaluations.
6.	Removes losses for the Company's non-consolidated affiliates.
7.	Removes charges related to the discharge of a foam fire suppression system in a Company aircraft hangar, net of related insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

AIRCRAFT FLEET

Aircraft Types
	March 31, 2023		December 31, 2023		March 31, 2024		December 31, 2024 Projected
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger
Aircraft in service
B767-200	31	3	22	3	20	3	15	3
B767-300	80	8	87	8	91	9	100	9
B777-200	—	3	—	3	—	3	—	3
B757-200	—	—	—	—	—	—	—	—
B757 Combi	—	4	—	4	—	4	—	4
A321-200	—	—	3	—	3	—	3	—
Total Aircraft in Service	111	18	112	18	114	19	118	19

Aircraft available for lease
B767-200	—	—	1	—	1	—	—	—
B767-300	—	—	3	—	3	—	10	—
A321	—	—	—	—	—	—	6	—
A330	—	—	—	—	—	—	2	—
Total Aircraft Available for Lease	—	—	4	—	4	—	18	—

Aircraft in Cargo Modification
B767-300	18	—	9	—	5	—	—	—
A321	9	—	6	—	6	—	—	—
A330	—	—	2	—	4	—	5	—
Feedstock
B767	—	—	5	—	8	—	9	—
A321	—	—	—	—	—	—	—	—
A330	—	—	1		1		1
Total Aircraft	138	18	139	18	142	19	151	19

Aircraft in Service Deployments
	March 31,	December 31,	March 31,	December 31,
	2023	2023	2024	2024 Projected

Dry leased without CMI	40	42	46	43
Dry leased with CMI	52	48	44	40
Customer provided for CMI	13	16	16	27
ACMI/Charter[3]	24	24	27	27

1.

Projected aircraft levels for December 31, 2024 include customer commitments for new leases, management's estimates of existing lease renewals, aircraft expected to complete the freighter modification process and scheduled aircraft acquisitions during 2024.

2.	As Boeing 767-200 aircraft are retired from service, management plans to use the engines and related parts to support the remaining Boeing 767 fleet and part sales.
3.

ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies through December 31, 2023 and five Boeing 767 passenger aircraft leased from external companies after December 31, 2023.